EXHIBIT 99.1

Contact:
-------
Edmund T. Leonard
Chairman of the Board and Chief Financial Officer
(410) 547-1088



                                BV FINANCIAL INC.
                        ANNOUNCES DATE OF ANNUAL MEETING

         Baltimore, Maryland. September 26, 2008. - BV Financial, Inc. (OTCBB:
BVFL) today announced that its annual meeting of stockholders will be held at the Courtyard Marriott Hotel, 1671 West Nursery Road, Linthicum, Maryland on Thursday, November 6, 2008.

         BV Financial, Inc. is the parent company of Bay-Vanguard Federal Savings Bank. Bay-Vanguard Federal Savings Bank is headquartered in Baltimore, Maryland with four other branches in the Baltimore metropolitan area. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.